Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Marlin Business Services Corp. for the quarter ended September 30, 2013 (the “Quarterly Report”), Daniel P. Dyer, as Chief Executive Officer, and Lynne C. Wilson, as Chief Financial Officer of the Company, each hereby certifies, that pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	The Quarterly Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Marlin Business Services Corp.

Date: November 7, 2013

/s/ Daniel P. Dyer
Daniel P. Dyer
Chief Executive Officer

/s/ Lynne C. Wilson
Lynne C. Wilson
Chief Financial Officer & Senior Vice President
(Principal Financial Officer)